UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

         Date of Report (Date of earliest event reported) August 5, 2003

             (Exact name of registrant as specified in its charter)
                                DST Systems, Inc.

            (State or other       (Commission     (I.R.S. Employer
              jurisdiction        File Number)    Identification No.)
            of incorporation)

                 Delaware            1-14036         43-1581814

                333 West 11th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (816) 435-1000

                                 Not Applicable
         (Former name or former address, if changed since last report.)

                                    FORM 8-K
                                DST SYSTEMS, INC.


ITEM 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.
                  Exhibit No.       Description of Document
                  99.1              News Release dated August 5, 2003

ITEM 9 REGULATION FD DISCLOSURE

See attached to this Form 8-K a News Release dated August 5, 2003 concerning the announcement by DST Systems, Inc. regarding its intention, subject to market and other conditions, to issue convertible senior debentures through a private placement.

The information in this Current Report on Form 8-K, including the exhibit, is required by Item 12 of Form 8-K, shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DST Systems, Inc.


                           /s/ Gregg Wm. Givens
                           Vice President and Chief Accounting Officer

Date: August 6, 2003

                                                                  Exhibit 99.1

              DST SYSTEMS, INC. ANNOUNCES OFFERING OF $700 MILLION
                        OF CONVERTIBLE SENIOR DEBENTURES

KANSAS CITY, MO (August 5, 2003) - DST Systems, Inc. ("DST" or the "Company") (NYSE: DST) today announced its intention, subject to market and other conditions, to raise $700 million through a private placement of convertible senior debentures due 2023. DST will grant to the initial purchasers of the convertible debentures an option to purchase up to an additional $140 million of the debentures. The debentures will be issued in two series.

The convertible debentures will be senior unsecured obligations of DST and will be convertible into DST common stock under certain conditions at a conversion rate representing a premium to the current market price. It is expected that the convertible debentures will bear interest at a rate to be determined, payable in the form of cash and after a specified period, accretion of the principal amount payable at maturity. The convertible debentures will also pay contingent interest under certain circumstances. The conversion rate, interest and accretion rate and other terms will be provided upon the pricing of the convertible debentures.

The debentures and common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the debentures and common stock issued upon conversion of the debentures may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security. Any offer of the securities will be made only by means of a private offering memorandum.

                                     * * * *

The information and comments above may include forward-looking statements respecting DST and its businesses. Such information and comments are based on DST's views as of today, and actual results could differ. There could be a number of factors affecting future results, including those set forth in Form 8-K/A dated March 17, 2003 filed by DST with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking comment. The Company will not update any forward-looking statements in this press release to reflect future events.